UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 24, 2025, EQT Corporation (“EQT” and, together with its consolidated subsidiaries, the “Company”) issued:

•	a news release announcing the commencement of (i) a tender offer (the “EQM Tender Offer”) by EQM Midstream Partners, LP (“EQM”), an indirect wholly owned subsidiary of EQT, to purchase for cash any and all of EQM’s outstanding 6.500% Senior Notes due 2027 (the “EQM 6.500% 2027 Notes”), (ii) a tender offer (the “EQT Tender Offer” and, together with the EQM Tender Offer, the “Tender Offers”) by EQT to purchase for cash a certain amount of EQT’s outstanding 3.900% Senior Notes due 2027 and (iii) in conjunction with the EQM Tender Offer, a consent solicitation by EQM with respect to certain proposed amendments to the indenture governing the EQM 6.500% 2027 Notes that, if adopted, would eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions currently contained in such indenture (the “EQM 6.500% 2027 Notes Consent Solicitation”); and

•	a news release announcing the commencement of (i) private offers by EQT to eligible holders to exchange (the “Exchange Offers”) any and all outstanding notes issued by EQM (the “Existing EQM Notes”) for up to $4,541,839,000 aggregate principal amount of new notes issued by EQT and cash and (ii) in conjunction with the Exchange Offers, consent solicitations by EQM with respect to certain proposed amendments to each of the indentures governing the Existing EQM Notes that, if adopted, would eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions currently contained in such indentures (the “Existing EQM Notes Consent Solicitations”).

A copy of the news release announcing the Tender Offers and the EQM 6.500% 2027 Notes Consent Solicitation is attached hereto as Exhibit 99.1, and a copy of the news release announcing the Exchange Offers and the Existing EQM Notes Consent Solicitations is attached hereto as Exhibit 99.2.

The Tender Offers and the EQM 6.500% 2027 Notes Consent Solicitation are being made solely pursuant to, and upon the terms and subject to the conditions set forth in, EQT’s and EQM’s Offer to Purchase and Consent Solicitation Statement, dated February 24, 2025. The Exchange Offers and the Existing EQM Notes Consent Solicitations are being made solely pursuant to, and upon the terms and subject to the conditions set forth in, EQT’s and EQM’s Offering Memorandum and Consent Solicitation Statement, dated February 24, 2025. The Exchange Offers are private offerings exempt from, or not subject to, registration under the Securities Act of 1933, as amended.

In addition, as previously reported, on June 22, 2024, EQT completed its acquisition (the “Equitrans Midstream Merger”) of Equitrans Midstream Corporation (“Equitrans”). Attached hereto as Exhibit 99.3 is the Company’s unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, and the notes related thereto, which gives effect to the Equitrans Midstream Merger as described therein. Such pro forma financial information is derived from, among other things, the unaudited statement of consolidated comprehensive income of Equitrans for the six months ended June 30, 2024 and the notes related thereto. The unaudited consolidated balance sheet of Equitrans as of June 30, 2024 and the unaudited statements of consolidated comprehensive income, cash flows and shareholders’ equity and mezzanine equity of Equitrans for the six months ended June 30, 2024 and 2023, and the notes related thereto, are incorporated by reference in this Current Report on Form 8-K from Equitrans’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, which was filed by Equitrans with the Securities and Exchange Commission on July 19, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release, dated February 24, 2025, issued by EQT Corporation, relating to the Tender Offers and the EQM 6.500% 2027 Notes Consent Solicitation.
99.2	News Release, dated February 24, 2025, issued by EQT Corporation, relating to the Exchange Offers and the Existing EQM Notes Consent Solicitations.
99.3	Unaudited pro forma condensed combined statement of operations of EQT Corporation and subsidiaries for the year ended December 31, 2024 and the notes related thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: February 24, 2025	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer